Exhibit 10.1
ASSUMPTION AGREEMENT
          ASSUMPTION AGREEMENT, dated as of October 18, 2006, made by Dobson Cellular Systems of Alaska, LLC, an Oklahoma limited liability company (the “Additional Grantor”), in favor of LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meanings ascribed to them in such Credit Agreement.
W I T N E S S E T H
:
          WHEREAS, DOBSON CELLULAR SYSTEMS, INC. (the “Borrower”), DOBSON COMMUNICATIONS CORPORATION, DOBSON OPERATING CO., L.L.C., the Lenders, the Administrative Agent, LEHMAN BROTHERS INC. and BEAR STEARNS & CO. INC., as joint lead arrangers and joint book runners, BEAR STEARNS CORPORATE LENDING INC., as syndication agent, and MORGAN STANLEY SENIOR FUNDING, INC., as co-arranger and documentation agent have entered into a Credit Agreement, dated as of October 23, 2003 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
          WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of October 23, 2003 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Lenders;
          WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and
          WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;
          NOW, THEREFORE, IT IS AGREED:
          1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules 1, 2, 3 and 4 to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties made by the Additional Grantor contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

          2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

DOBSON CELLULAR SYSTEMS OF ALASKA, LLC By: Dobson Cellular Systems, Inc., its Manager and Sole Member
By:	/s/ Ronald L. Ripley
	Name:	Ronald L. Ripley
	Title:	Vice President

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